Exhibit (a)(3)

                          NOTICE OF GUARANTEED DELIVERY
                        To Tender Shares of Common Stock
                                       of
                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.


         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON FRIDAY, OCTOBER 8, 2004, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, par value $0.0001 per share, of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation ("NRL"), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the depositary prior to the expiration date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                             THE COLBENT CORPORATION
                           By Facsimile Transmission:
                        (For Eligible Institutions Only)


       By Mail:                              By Overnight Courier:                              By Hand:
The Colbent Corporation                     The Colbent Corporation                     The Colbent Corporation
Attn: Corporate Actions                     Attn: Corporate Actions                     Attn: Corporate Actions
      POB 859208                              161 Bay State Drive                         161 Bay State Drive
Braintree MA 02185-9208                       Braintree MA  02184                         Braintree MA  02184


                                  By Facsimile:
                                 (781-380-3388)

                         Confirm Facsimile Transmission:
                             (781-843-1833 Ext. 200)


     DELIVERY  OF  THIS  NOTICE  OF  GUARANTEED   DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


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


     THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Lola Brown Trust No. 1B, an irrevocable grantor trust domiciled and administered in South Dakota (the "Lola Trust") and the Ernest Horejsi Trust No. 1B, an irrevocable grantor trust domiciled and administered in South Dakota (the "Ernest Trust" and, together with the Lola Trust, the "Purchasers"), on the terms and subject to the conditions set forth in the Offer to Purchase dated September 10, 2004 (the "Offer to Purchase"), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the
"Offer"), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase. The shares of common stock of NRL are referred to as "shares." Number of shares: Certificate Nos. (if available):
Name(s) of Record Holder(s): (Please Type or Print)


Number of shares: ______________________________________________________________

Certificate Nos. (if available): _______________________________________________

Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________
                                 (Please Print)

Address(es): ___________________________________________________________________

________________________________________________________________________________

Zip Code: ______________________________________________________________________

Daytime Area Code and Telephone Number:
________________________________________________________________________________

Signature(s):
________________________________________________________________________________

Dated: _______________________________________, 2004


If shares will be tendered by book-entry transfer, check this box |_| and provide the following information:

Account Number at Book-Entry Transfer Facility: ________________________________



                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.


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


                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

     The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed letter of transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________
                              Please Type or Print

Title: _________________________________________________________________________

Address: _______________________________________________________________________

Zip Code: ______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

Dated: ________________________________, 2004



           NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

     CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.




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